Exhibit 4.2

Supplemental Agreement

to Remarketing Agreement

Supplemental Agreement, dated as of April 22, 2008 (this “Agreement”), to Remarketing Agreement, dated as of April 1, 2008 (the “Remarketing Agreement”), between Wells Fargo & Company, a Delaware corporation, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley” and, together with Merrill Lynch, the “Remarketing Agents”).

NOW, THEREFORE, for and in consideration of the covenants herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Remarketing Agreement.

2. Registration. The Company has filed with the Securities and Exchange Commission, and there has become effective, a registration statement on Form S-3 (File No.: 333-135006), including the form of prospectus therein relating to debt securities, including the Debentures, and other securities. Such Registration Statement, as amended, and the documents incorporated or deemed to be incorporated by reference therein, and including any prospectus supplement relating to the Debentures that is filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the 1933 Act and deemed part of such registration statement pursuant to Rule 430B under the 1933 Act, are hereinafter called, collectively, the “Registration Statement”; the form of prospectus therein dated June 19, 2006, relating to debt securities, including the Debentures, and other securities, including the documents incorporated or deemed to be incorporated by reference therein, and preliminary prospectus supplement dated April 22, 2008, relating to the Debentures, are hereinafter called, collectively, the “preliminary prospectus”; and the related prospectus dated June 19, 2006, including the documents incorporated or deemed to be incorporated by reference therein, and prospectus supplement to be dated May 1, 2008, relating to the Debentures, are hereinafter called, collectively, the “Prospectus.”

3. Provisions Incorporated by Reference.

(a) Subject to Section 3(b), the following provisions of the form of Underwriting Agreement attached as Annex II to the Remarketing Agreement are incorporated by reference, mutatis mutandis, in the Remarketing Agreement as supplemented by this Agreement: Section 1(a), (b)(i), (d) and (e); Section 4(a), (b), (c), (d) and (e); and Section 5(a) and (d)(ii); and the Company hereby makes the representations and warranties, and agrees to comply with the covenants and obligations, set forth in the provisions of the Underwriting Agreement incorporated by reference herein, as modified by the provisions of Section 3(b) hereof; provided, however, that (i) any covenants added to the Remarketing Agreement by this Agreement shall only apply from and after the date of this Agreement and (ii) any requirements relating to filing the Prospectus with the Securities and Exchange Commission, as set forth in the form of Underwriting Agreement attached as Annex II to the Remarketing Agreement, shall be modified to require such filing not later than the close of business on May 5, 2008.

(b) With respect to the provisions of the form of Underwriting Agreement incorporated herein, for the purposes hereof, (i) all references therein to the “Underwriter,” the “Underwriters,” the “Representative” or the “Representatives” shall be deemed to refer to the Remarketing Agents; (ii) all references therein to the “Securities” shall be deemed to refer to the Debentures; (iii) all references therein to this “Agreement,” the “Underwriting Agreement,” “hereof,” “herein” and all references of similar import, shall be deemed to mean and refer to the Remarketing Agreement as supplemented by this Agreement; (iv) all references therein to “the date hereof,” “the date of this Agreement” and all similar references shall be deemed to refer to the date of the Remarketing Agreement as supplemented by this Agreement; (v) all references therein to the “Applicable Time” and “Closing Date” shall be deemed to refer to the Applicable Time and Closing Date as defined in the Remarketing Agreement; (vi) all references therein to the “Registration Statement,” the “Preliminary Final Prospectus” or the “Final Prospectus” shall be deemed to refer to the Registration Statement, the preliminary prospectus and the Prospectus, respectively, as defined herein; (vii) all references therein to “Basic Prospectus” shall be deemed to refer to the form of prospectus relating to debt securities, including the Debentures, and other securities included in the Registration Statement; (viii) all references therein to “Disclosure Package” shall be deemed to refer collectively to the preliminary prospectus and any Issuer Free Writing Prospectus, each as defined herein; (ix) all references therein to “Issuer Free Writing Prospectus” shall be deemed to refer to the Issuer Free Writing Prospectus as defined in the Remarketing Agreement; (x) all references therein to “Blood Letter” shall be deemed to refer to the letter from the Remarketing Agents dated the Closing Date which describes information in the Registration Statement or Final Prospectus that has been furnished by the Remarketing Agents; (xi) all references therein to “Act” and “Exchange Act” shall be deemed to refer to the Securities Act of 1933 and the Securities Exchange Act of 1934, respectively; and (xii) all references therein to “Indenture” shall be deemed to refer to the Indenture as defined in the Remarketing Agreement.

4. Other Provisions.

(a) Anything herein to the contrary notwithstanding, the parties shall be entitled to indemnity on the terms and conditions set forth in the Remarketing Agreement; provided that, references in Sections 9(b) and 10 of the Remarketing Agreement to any “officer” or “officers” of the Company shall be deemed to be to any officer or officers of the Company that signed the Registration Statement.

(b) Section 2(b)(vi) of the Remarketing Agreement is hereby amended and restated as follows:

(vi)	Consistent with the applicable provisions in the Indenture, on or prior to the Remarketing Reset Date, the Company shall have removed from the remarketed Debentures any legend relating to restrictions on transfer of the remarketed Debentures and provided for the “unrestricted” CUSIP to apply to all of the remarketed Debentures.

(c) Section 4 of the Remarketing Agreement is hereby amended to add a new subsection (l) as follows:

(l)	The Remarketing Agents shall provide a certificate to the Company on the Closing Date in the form attached as Annex I hereto.

IN WITNESS WHEREOF, each of the Company and the Remarketing Agents has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.

WELLS FARGO & COMPANY

By	/s/ Barbara S. Brett
Name:	Barbara S. Brett
Title:	Senior Vice President and Assistant Treasurer

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Yurij Slyz
Authorized Signatory

MORGAN STANLEY & CO. INCORPORATED

By	/s/ Venkat Badinehal
Authorized Signatory

ANNEX I

Remarketing Certificate

The undersigned, in their capacities as remarketing agents pursuant to the Remarketing Agreement dated as of April 1, 2008, as amended as of April 22, 2008, between the undersigned and Wells Fargo & Company, hereby certify that in connection with the remarketing of the Floating Rate Convertible Senior Debentures due 2033 (the “Debentures”) conducted pursuant to the remarketing prospectus supplement dated May 1, 2008 and the accompanying prospectus dated June 19, 2006, [            ] in aggregate original principal amount of Debentures were remarketed on May 1, 2008 (the “Remarketed Debentures”) and settlement for such Remarketed Debentures was made on May 6, 2008.

In Witness Whereof, the undersigned have executed this Certificate as of May 6, 2008.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By
Authorized Signatory

MORGAN STANLEY & CO. INCORPORATED

By
Authorized Signatory